EXHIBIT 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT ENTERS SOUTH CAROLINA
WITH $66.8 MILLION PURCHASE
REIT Acquires 702-Unit Apartment Community Near Greenville
IRVINE, Calif., July 7, 2015 - Steadfast Apartment REIT announced today the acquisition of Arbors at Brookfield, a 702-unit apartment community in Mauldin, S.C., less than eight miles from the Greenville CBD, for $66.8 million. The acquisition marks Steadfast Apartment REIT’s entry into South Carolina and it has now invested more than $687 million in 18 apartment communities in nine states.
“Arbors at Brookfield is a strong addition to the Steadfast Apartment REIT portfolio,” said Ella Neyland, president of Steadfast Apartment REIT. “Located in a thriving submarket with positive fundamental gains, we believe it represents a quality asset with untapped potential.”
Constructed in four phases between 1989 and 1997 on 50 acres, Arbors at Brookfield comprises 35 two- and three-story buildings, in addition to multiple clubhouses, a fitness center, three swimming pools, a sand volleyball court, a business center, tennis courts, a dog park and media room. One-, two- and three-bedroom units ranging from 800 to 1,400 square feet in 11 different floorplans offer residents flexible living options. Select apartment homes are upgraded with wood-burning fireplaces, sunrooms, exterior storage closets and pantry closets. Arbors at Brookfield is currently 94.9% occupied with an average rent of $766.

Steadfast Apartment REIT plans to upgrade the units at Arbors at Brookfield with new appliances, countertops, flooring, plumbing fixtures, hardware and new doors and cabinet boxes. In addition to interior upgrades, moderate enhancements and upgrades will be made to the model unit, leasing office, volleyball court, tennis courts and fitness center. One of the clubhouses will be converted into a resident relations center.
The city of Mauldin is located within the Greenville-Anderson-Mauldin MSA—the largest MSA in the state—and is sustained by a strong employment pool and expanding economies. New developments have occurred in close proximity to Arbors at Brookfield, including the construction of the 300,000-square-foot TD Bank campus and the Millennium Campus, a 500-acre project that is expected to cater to technology-driven industries. Served by I-385, Mauldin enjoys close proximity to Greenville, which is the North American headquarters for Hubbell Lighting, PerceptIS and Michelin.
About Steadfast Apartment REIT
Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.